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                                                                     EXHIBIT 4.1
                                                                     -----------
                             SUBSCRIPTION AGREEMENT
                             ----------------------

                  This Subscription Agreement (the "Subscription Agreement") is made and entered into as of the 17th day of March, 1999 (the "Subscription Date"), by and between N-Viro International Corporation, a Delaware corporation (the "Company"), and The Cooke Family Trust (Purchaser), whose mailing address is 75 Secluded Drive, Narragansett, RI 02882 by its trustees, Joan B. Wills and
R. Francis DiPrete.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell and issue to Purchaser, One Hundred Thousand (100,000) shares ("Purchased Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions set forth in this Subscription Agreement.

                  NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                  1. SALE OF PURCHASED SHARES TO PURCHASER. On the Subscription Date, the Company shall sell and issue to Purchaser, and Purchaser shall purchase from the Company, the Purchased Shares, upon the terms and subject to the conditions set forth in this Subscription Agreement.

                  2. PURCHASE PRICE FOR PURCHASED SHARES. In consideration for the sale and issuance of the Purchased Shares pursuant to Section 1 of this Subscription Agreement, Purchaser shall pay to the Company the sum of $2.00 per share or the total sum of $200,000 (the "Purchase Price") for all of the Purchased Shares.

                  3. PAYMENT OF PURCHASE PRICE. Payment and delivery by Purchaser of the Purchase Price to be received by the Company, as determined in accordance with Section 2 of this Subscription Agreement, shall be paid to the Company by cashier's check at the offices of the Company on or before such date as is one hundred eighty (180) days following the date hereof.

                  4. DELIVERY OF THE PURCHASED SHARES. A certificate evidencing the Purchased Shares registered in the name of Purchaser shall be executed, issued and mailed to Purchaser by the Company within ten (10) business days of the receipt by the Company from the Purchaser of this Subscription Agreement as executed by the Purchaser.

                  5. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF PURCHASER. Purchaser hereby represents, warrants and acknowledges to the Company, and the Company may rely on the same in completing the sale of the Purchased Shares and the other transactions herein contemplated, as of the Subscription Date, as follows:


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                           5.01 VALIDITY. This Subscription Agreement
         constitutes the legally valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

                           5.02 DOMICILE AND PRINCIPAL PLACE OF BUSINESS. The domicile and principal place of business of Purchaser is, and shall be at the time of delivery and acceptance of the Purchased Shares, the State of New Jersey.

                           5.03 ACCESS. Purchaser has had access to all documents, records and books pertaining to the Company at the office of the Company upon reasonable notice to the Company and has had the opportunity to ask questions of and receive answers from the officers of the Company concerning the operations of the Company and the purchase of the Purchased Shares. Prior to the date hereof, Purchaser has received copies of (i) the Company's Form 10-K for the year ended December 31, 1997; (ii) the Company's Forms 10-Q for the quarters ended June 31, 1998 and September 30, 1998, respectively; (iii) the Company's Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the annual meeting held on June 2, 1998; and (iv) the Company's Annual Report for the year ended December 31, 1997 (collectively, the "Disclosed Documents").

                           5.04 NO REVIEW. Purchaser is aware that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement, of the Purchased Shares as an investment.

                           5.05 SPECULATIVE NATURE. Purchaser recognizes the speculative nature of an investment in the Purchased Shares.

                           5.06 HOLDING OF PURCHASED SHARES. As a purchaser of the Purchased Shares, Purchaser must bear the economic risk of his investment in the Purchased Shares for an indefinite period of time because the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon an exemption from such registration requirements set forth in Rule 506 of Regulation D promulgated under the 1933 Act ("Regulation D") and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act or an exemption from such registration is available; the Company shall make a notation in its transfer records regarding said restrictions on transfer of the Purchased Shares; and the Purchased Shares shall not be sold without registration under the 1933 Act or exemption therefrom. Additionally the certificates representing the Purchased Shares shall bear a legend, in form and substance acceptable to the Company in its sole discretion, evidencing

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         that the Purchased Shares are (1) restricted and (2) are partly paid shares under Section 156 of the Delaware General Corporation law.

                           5.07 FINANCIAL KNOWLEDGE AND EXPERIENCE. Purchaser has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Purchased Shares; is not utilizing any other person to be his "Purchaser Representative" (as defined in Regulation D) in connection with evaluating such merits and risks; and offers as evidence of its knowledge and experience in these matters the representations and information set forth in this Subscription Agreement.

                           5.08 ECONOMIC RISK. Purchaser is willing and able to bear the economic risk of an investment in the Purchased Shares (in making this representation, consideration has been given to whether Purchaser can afford to hold the Purchased Shares for an indefinite period of time and whether, at this time, Purchaser can afford a complete loss of its investment).

                           5.09 ACCREDITED INVESTOR. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D (an "Accredited Investor"). In addition to certain institutional investors and fiduciaries, an Accredited Investor in the Company includes any person or entity that falls within any one of the following categories:

                                    (a) any natural person whose individual net
                  worth, or joint net worth with such person's spouse, exceeds $1,000,000.00;

                                    (b) any natural person who had an individual
                  income in excess of $200,000.00 in each of the two most recent tax years or joint income with such person's spouse in excess of $300,000.00 in each of those years and who reasonably expects to reach the same income level in the current year;

                                    (c) any corporation, business trust or
                  partnership not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.00;

                                    (d) any entity in which all of the equity
                  owners are "Accredited Investors";

                                    (e) any trust, with total assets in excess
                  of $5,000,000.00, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a "Sophisticated Person" (as described in Rule 506 of Regulation
                  D);


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                                    (f) any employee benefit plan within the
                  meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

                                    (g) any director or executive officer of the
                  Company.

                           5.10 REGISTRATION OF PURCHASED SHARES. Purchaser understands and acknowledges that no aspect of the transactions contemplated in this Subscription Agreement has been, prior to the date of this Subscription Agreement, or will be, prior to the date of delivery and acceptance of the Purchased Shares, registered with or reviewed by the Securities and Exchange Commission under the 1933 Act or with or by any state securities law administrator, and no federal or state securities law administrator has approved any disclosure or other material concerning the Company or the Purchased Shares or made any recommendation with respect thereto. Notwithstanding any provision herein to the contrary, Purchaser shall have the right to demand the inclusion of all or a portion of the Purchased Shares in any registration statement originally filed by the Company on or after such date as is one hundred twenty (120) days following the date hereof, under and pursuant to the terms of the 1933 Act (the "Registration Rights"). The specific terms and conditions with respect to the Registration Rights shall be set forth in a Registration Rights Agreement (the "Registration Rights Agreement"), a copy of which shall be attached hereto as EXHIBIT B and made a part hereof. In the event of conflict between the terms and conditions set forth herein and in the Registration Rights Agreement, the terms and conditions set forth in the Registration Rights Agreement shall be dispositive of the issue in dispute.

                           5.11 COMMITMENTS. Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth.

                           5.12 LIQUIDITY. Purchaser has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Purchased Shares.

                           5.13 OBJECTIVE. The objectives of the Company are compatible with Purchaser's investment goals.


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                           5.14 INVESTMENT. Purchaser is purchasing the
         Purchased Shares for the Purchaser's own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Purchased Shares.

                           5.15 ADVISOR. Purchaser has been advised by the Company that it should consult its own legal counsel, accountant or business advisor as to the legal, tax and other matters concerning its purchase of the Purchased Shares and its execution of this Subscription Agreement.

                           5.16 NO FINANCIAL PROJECTIONS. The Company has neither delivered nor disclosed to Purchaser any financial projections relating to the Company.

                           5.17 NO OTHER COMPANY MATERIALS. Purchaser acknowledges that the Company has made no oral or written representations or warranties to the Purchaser, either directly or indirectly, through its officers, directors, employees or agents, with respect to the Company or the Purchased Shares, other than those representations and warranties included herein. Purchaser further acknowledges that it has not relied on any disclosures of the Company, its directors, employees or agents, other than such disclosures as are set forth in the Disclosed Documents.

                  6. INDEMNIFICATION. Purchaser acknowledges its understanding of the meaning and legal consequences of all the representations, warranties and agreements contained in this Subscription Agreement and Purchaser hereby agrees to indemnify and hold harmless the Company, its agents and affiliates, successors and assigns from and against any and all loss, damage, or liability arising out of, connected with or any way related to a breach of any representation or warranty of Purchaser contained in this Subscription Agreement.

                  7. REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants, acknowledges and covenants to Purchaser, and Purchaser may rely on the same in consummating transactions herein contemplated, as of the Subscription Date, as follows:

                           7.01 DUE INCORPORATION. The Company is a corporation duly organized and validly existing under the Delaware General Corporation Law (the "DGCL").

                           7.02 VALIDITY. Subject to the approval of the Board of Directors (the "Board") of the Company, this Subscription Agreement constitutes the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The company covenants to seek Board approval of this Subscription Agreement within ten (10) days of the date of receipt by the Company from the Purchaser of this Subscription Agreement executed by the Purchaser and the Purchase Price (the "Payment Date"). In the event that the Board does

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         not approve this Subscription Agreement within ten (10) business days of the Payment Date, then the Company shall return the entire Purchase Price to the Purchaser as soon as practicable after the expiration of such ten (10) business day period.

                           7.03 RECEIPT. Upon receipt by the Company of the Purchase Price from Purchaser and the delivery of the certificate(s) for the Purchased Shares to Purchaser, the Purchased Shares will be validly issued, fully paid and non-assessable.

                  8. FURTHER ACTION. The parties hereto hereby agree that they will, at any time and from time to time, after the date hereof, upon request of any other party hereto, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, agreements, assurances and powers of attorney as may be reasonably required to carry out the transactions herein contemplated.

                  9. WAIVER OF BREACH. The waiver of any party hereto of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by any party hereto.

                  10. BINDING EFFECT. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permitted assigns.

                  11. AMENDMENTS. No amendments or variations of the terms and conditions of this Subscription Agreement shall be valid unless the same is in writing and signed by the parties hereto.

                  12. HEADINGS. The paragraph headings contained herein are for convenience only and shall not, in any way, affect the interpretation or enforceability of any provision of this Subscription Agreement.

                  13. GOVERNING LAW. This Subscription Agreement shall be construed and enforced pursuant to the laws of the State of Delaware.

                  14. ENTIRE AGREEMENT. This instrument, together with the Registration Rights Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated in this Subscription Agreement.

                  15. SEVERABILITY. The validity or unenforceability of any provision of this Subscription Agreement shall not affect the enforceability or validity of any other provision of this Subscription Agreement and such provisions shall remain valid and binding on the parties to this Subscription Agreement.

                  16. GENDER. Unless the context otherwise requires a different meaning, words of a masculine gender shall be deemed and construed to include correlative words

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of the feminine and neuter genders, words importing the singular number shall include the plural number, and vice versa, and the terms "hereof", "hereby", "hereto", "hereunder", "herein" and similar terms mean this Subscription Agreement.

                  17. ASSIGNMENT. None of the parties hereto may assign, transfer or otherwise dispose of any of their rights or obligations under this Subscription Agreement.

                  18. REMEDIES. The rights and obligations under this Subscription Agreement are several, with each party being completely free to enforce any or all rights or obligations under this Subscription Agreement against any other party with or without the concurrence or joinder of any other party hereto.

                  19. COUNTERPARTS. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one document.

                  IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement in three (3) counterparts effective as of the Subscription Date.


                                  N-VIRO INTERNATIONAL CORPORATION

 /s/ Sheila Nicholson             By   /s/  J. Patrick Nicholson
--------------------------             ----------------------------------------
          Witness                      J. Patrick Nicholson, Chairman, Chief
                                       Executive Officer and President


                                  COOK FAMILY TRUST

                                  /s/   R. Francis DiPrete,  Trustee
                                  ----------------------------------------------

                                  /s/   Joan B. Wills,  Trustee
                                  ----------------------------------------------